EXHIBIT 99.1
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
     This Second Amendment to Employment Agreement is effective as of March 17, 2006 and is entered into by and between American Reprographics Company, a Delaware corporation (“ARC”) as the employer, and Sathiyamurthy Chandramohan (“Executive”), as the employee.
     This Second Amendment is entered into with reference to the following facts:
     ARC and Executive entered into an Employment Agreement dated January 7, 2005 (“Agreement). The parties entered into a First Amendment to the Agreement effective as of November 18, 2005. The parties now wish to enter into this Second Amendment to amend Section 3(b) of the Agreement, as amended.
Now therefore, the parties agree as follows:
1.	A new Section 3(b)(iv) is added to the Agreement to read as follows:

(iv) Notwithstanding anything to the contrary contained in this Section 3(b), Executive waives the Incentive Bonus otherwise earned for the fiscal year ending December 31, 2006 and payable during the fiscal year ending December 31, 2007. All other provisions of Section 3(b), including the method of calculation of an Incentive Bonus, shall remain in full force and effect with respect to any Incentive Bonus which may be earned for the fiscal year ending December 31, 2007 or thereafter.

2.	In all other respects the Employment Agreement remains in full force and effect without modification.
     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to Employment Agreement as of the date first hereinabove set forth.

AMERICAN REPROGRAPHICS COMPANY, a Delaware corporation
By:	/s/ Kumarakulasingam Suriyakumar
	Name:	Kumarakulasingam Suriyakumar
	Title:	President

EXECUTIVE
/s/ Sathiyamurthy Chandramohan
Sathiyamurthy Chandramohan